Exhibit 10.42

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisks denote omissions.

The Purchase Contract No. FDCGO7060

for the Core Components of the Electrical Control

System of

SLI500 Wind Turbine

This Purchase Contract is signed between

Sinovel Wind Co., Ltd (hereinafter referred to as Buyer)

Buyer’s Agent: China National Machinery & Equipment Import & Export Corporation (hereinafter referred to as Buyer’s agent)

and

Windtec™ Systemtechnik Handels GmbH in Austria (hereinafter referred to as Seller) in a friendly way.

The contract equipment is used for the purchasing contract of the electrical control system for SL 1500 wind turbine which is signed between Buyer and Seller.

Buyer and Seller agreed as follows:

1.	Definition

In construing this contract, the following words and expressions shall have the meanings hereby assigned to them unless otherwise specified in the contract:

1.1	Contract means this contract, including Article 1 to Article 20.

1.2	Contract price means the price payable to Seller under the contract for the full and proper performance of its contractual obligations, which is not influenced by the price fluctuations.

1.3	Contract currency means the currency used in the payment under the contract, which is Euro.

1.4	Buyer’s Bank means Bank of China designated by Buyer or the other banks designated by Seller.

1.5	Seller’s bank, means

1.6	Effective date of the contract means the date when the contract enters into force upon fulfillment of the conditions stated in Article 20.

1.7	Contract equipment means the core components of electrical control system of SL 1500 wind turbine.

2.	Scope of Supply:

Each set comprises of:

Item no.	Description	Code no.	Windtec ID-No.	Quantity	Remarks
1	PM1000 Converter 3 Pole	+NCC320-V308.2	10100957	1off	Including water cooling base-plate, DC bus capacitance, control circuit board
	Alternatively PM3000

2	PM1000 Converter 6 Pole	+NCC320-V308.4	10100956	1off	Including water cooling base-plate, DC bus capacitance, control circuit board
	Alternatively PM3000

3	Crowbar control WTCBA200A	+NCC320-B312.7	10100787	1off	Crowbar short circuit protection control

4	Controller WT 98	+NCC310-A240.3, +NCC310-A250.3	10100068	2off

5	Controller WT97	+TBC100-A120.3	10100002	1off

6	Analogue input module WTA191	+NCC310-A280.3	10100006	1off

7	Digital input module WTD192	+NCC310-A260.3	10100005	1off

8	Panel Display WT502	+NCC310-P241.2, +TBC100-P122.2	10100775	2off	One HMI for nacelle control cabinet, another one at tower base as HMI for SCADA system

9	Servo motor [**]-combivert 90º connector	+BM400-M23.2 +BM410-M33.2, +BM420-M43.2	10101229	3 sets	Including safety lock system, motor cable 2 meters

10	Frequency converter [**] combivert F Multi	+HC400-U23.4, +HC410-U33.4, +HC420-U43.4	10100098	3off	[**]

11	DC-filter [**]-combivert	+HC400-Z21.7, +HC410-Z31.7, +HC420-Z41.7	10100101	3off

12	Static frequency converter F5-Compact	+NCC300-U118.6	10100361	1off	[**]

13	Radio interference filter	+NCC300-Z118.3	10100362	1off

14	CAN-operator		10100099	4off	For connecting pitch and yaw converter

15	Interface cable WT90		10100883	2off

16	Lithiumbattery 07LE90 Included in item 10100068		10100485	1off

17	Spring-operated brake [**]-Combivert mounted in item 10101229		10100106	3off

18	Motor cable [**]-Combivert		10100104	3off

19	Rectifier [**]-Combivert mounted in item 10101229		10100102	3off

20	Foamed rubber [**]-combivert		10100100	3off

21	Resolver cable [**]-combivert		10100103	3off

Remarks: All the core components shall satisfy with the -45°C low temperature requirements.

Description of PM3000: It is updated on the basis of PM1000; regarding to 1.5MW WT, PM3000 is compatible to PM1000. But the capacity is relatively bigger; The rated current value of LSC is 300A; The rated current value of GSC is 650A; it also has the low voltage ride through function which can be applied to the global grid code (including Europe, North America and Canada etc strictest grid conditions) requirements.

3.	Quantities: Total [**] sets which includes:

[**] sets with PM1000 and [**] sets with PM3000.

Windtec will supply [**] sets of PM3000 to Sinovel in March, 2008; at the same time the relevant auxiliary elements for implementing the PM3000 into a PM1000 cabinet shall be supplied to Sinovel free of charge.

By January, 2008, Windtec shall supply to Sinovel the detailed modification documentation and control cabinet specification for changing the converter cabinet for implementing PM3000 and LVRT.

In case the test for [**] sets of PM3000 supplied on March, 2008 is failed, Windtec shall supply to Sinovel [**] sets PM1000 and the relevant auxiliary switches to be replaced free of charge; The delivery after July, 2008 for the PM3000 shall be stopped and the later supply for PM3000 shall be replaced by PM1000.

4.	Price:

The delivery price for Seller is as follows:

[**] Euro/set regarding the [**] sets of PMI000.

[**] Euro/set regarding the [**] sets of PM3000 delivered in March, 2008.

[**] Euro/set regarding the [**] sets of PM3000.

The total contracting price will be [**] Euros (INCOTERMS 2000, FOB).

5.	Port of shipment:

PM1000 and PM3000 Converter shall be on shipment from USA (Wisconsin), others from main European seaport or Austria airport.

6.	Delivery-Period:

The delivery will be made in batches as per preliminary schedule below (FOB):

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
PM1000	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

PM3000			[**]				[**]	[**]	[**]	[**]	[**]	[**]

Note: Under the precondition that [**] sets core components of the electrical control system shall be purchased in 2008. BUYER will notify Seller three months in advance in writing to revise the plan, in case of any changes to the delivery plan. BUYER shall also notify SELLER six months in advance in writing in case there’s any change for changing the purchased core components from core components with PMI000 to core components with PM3000.

7.	Documentation

Seller shall provide to the Buyer the certificate and test report of the converter together with the equipment.

8.	Payment Schedule:

95%

by L/C at sight.

Two weeks before each shipment date, an irrevocable Letter of Credit at an amount of 95% of each shipment value shall be issued by a first-class bank. The L/C shall be according to ICP600. If L/C is delayed, the delivery time will be postponed accordingly.

5%

Retention Bond:

The Retention Bond shall be paid upon the expiry of warrantee period [12 months (for the converter, it shall be 18 months) after WT has arrived on the wind farm and finished the commissioning, or 18 months (for the converter it shall be 24 months) after the delivery time of Seller, for whichever is earlier, as the warranty period] within 14 days, under the precondition that the availability of the electrical control system for each WT is at least [**]% during such period. Such percentage will be the average of a respective wind park. The dependency of this 5%- payment from an availability of [**]% will only be on the condition that (i) control cabinets have been manufactured by BUYER under supervision and instruction of Seller, (ii) test and quality of electrical cabinets have been released by Seller, (iii) fault of electrical control system will be diagnosed by Seller, (iv) replacement of components will be executed by BUYER within 24 hours, and (v) Seller will have continuous and full access to the SCADA system of the respective wind turbines.

BUYER is responsible for item I-V. If any of these items is not fulfilled, the retention bond has to be paid to Seller even in case of an availability of at least [**]% has not been reached.

Seller must provide the following performance bond to Buyer:

Within 30 days after effectiveness of the contract, Seller shall through Seller’s bank open an irrevocable performance bond in favor of Buyer, for an amount of 100,000.00 Euro. Validity of the guarantee shall be by the end of June 2009.

9.	The Seller shall supply the following documents as part of L/C paperwork:

•	B/L or Air Way Bill

•	Commercial Invoice

•	Packing List

•	Certificate of Origin

•	Certificate of quarantine for Packing Wood; Declaration for Packing Wood issued by Seller marking IPPC

•	Shipping Advice

•	Quality Certificate

The details refer to the detailed definition in L/C.

10.	Delivery notice

Seller shall complete the delivery of Contract Equipment in batches and on time as required in article 6. 2 weeks before shipping, Buyer will be informed about the exact date of delivery.

11.	Packing and Marking

Unless otherwise specified in the contract, the contract equipment shall be packed by Seller in a properly manner. And necessary measures shall be taken to protect the contract equipment from moisture, rain, rust, corrosion, shock and other damages according to their different characteristics so as to withstand numerous handling, loading and unloading as well as long distance sea and inland transportation.

The following documents shall be enclosed in each package of the Contract Equipment:

Two (2) copies of detailed packing list;

Two (2) of quality certificate;

One (1) copy of technical documentation for relevant Contract Equipment (including the following documentation but not limited to; e.g. the documentation for IGBT module, PLC, control panel, pitch converter, yaw converter and the operational manual for the CAN interface);

12.	Inspection

Seller shall inspect the Contract Equipment and issue the quality certificates as well as inspection records, all involved expenses shall be for Seller’s account. The quality certificates and inspection records including detail and result of inspection before delivery shall be submitted by Seller to Buyer.

13.	Warranty

Seller warrants, that the Contract Equipment shall be completely new, advanced in technology and superior in quality, free from any defect in design, material and workmanship, suitable for the use and purpose and in conformity with the technical specification.

Seller warrants that the technical documentation shall be complete, clear and correct. Warranty period is 12 months (it shall be 18 months for the converter) after WT has arrived on the wind farm and finished the commissioning, or 18 months (it shall be 24 months for the converter) after the delivery time of Seller, for whichever is earlier.

Warranty means within warranty period in case of any damage or problem of any core components, that the components for replacement will be provided by Seller free of charge, and Seller should ensure timely supply of spare parts. Seller shall correct any such failure either at its option, (i) by repairing any defective or damaged part or parts or the supplied products, or (ii) by making available any necessary repaired or replacement parts. Fault of electrical control system will be diagnosed by Seller and replacement of components will be executed by BUYER, each party at his own expense.

14.	Penalty for delayed delivery

In case of delayed delivery of any shipment, starting from the second week of delay, every week of delay will be charged [**]% of the price of the delayed set as penalty, only a delay for more than 4 days is counted as one complete week Sum of the above mentioned penalty shall not exceed [**]% of the total contract price. Payment of the delayed delivery penalty shall not relieve Seller from the obligation of continuing delivery of relevant contract equipment.

15.	Claims

15.1	In case the Contract Equipment supplied by Seller does not meet the specified technical performance during the Warranty Period and Seller doesn’t fulfill his responsibility according to item 13, Buyer has the right to lodge claims against Seller, and Seller shall settle the claims upon the agreement of Buyer in the following way:

1)	Repair or remove the defects and discrepancies of the equipment at Seller’s expense. In case Seller cannot send his personnel to the Job Site, Buyer shall have the right to do the repair or removal of the defects and discrepancies and all the expensed incurred should be borne by Seller.

2)	Replace the defective equipment or technical documents with new one at Seller’s expenses and Seller shall guarantee the quality of the replaced equipment for a recalculated warrantee period. The replaced and /or supplemented equipment shall be delivered DDP to the Job Site.

In case Seller fails to make proposals for settling the claims according to any and/or all the ways mentioned above within 14 days after notification of the claim raised by Buyer, Buyer shall have the right to recover the claimed amount from Retention Bond (maximum up to 5% of the total contract price).

15.2	The notice of claim for the defective equipment shall be effective if it is issued not later than thirty (30) days after the expiration of the Warranty Period, but the claim must be detected within the warranty period (proved and reported by an independent expert).

15.3	In case Seller fails to accept the claim within thirty (30) days after receipt of Buyer’s claim, the claim shall be regarded as not acceptable by Seller.

16.	Force Majeure

Neither party shall be held responsible for failure or delay to perform all or any party of this Contract due to flood, fire, earthquake, snowstorm, drought, hailstorm, hurricane, or any other events that are beyond the control of the affected party and could not reasonably be expected at the time of conclusion of the Contract or have been avoided or overcome by such party. However, the party who’s performance is affected by the event of Force Majeure shall give a notice to the other party of its occurrence as soon as possible and a certificate or a document of the occurrence of the Force Majeure event issued by the relative authority or a neutral independent third party shall be sent to the other party not later than (14) days after its occurrence. If the event of Force Majeure event continues for more than (180) days, both parties shall negotiate the performance or the termination of this Contract. In the case of such a termination either party shall bear its own costs, further claims for compensation in connection with the termination shall be excluded.

17.	Taxes and Duties

17.1	All taxes in connection with and in the execution of the Contract levied by the Chinese government on Buyer in accordance with the tax laws of P.R. China shall be borne by Buyer.

17.2	All taxed levied by the Chinese government on Seller, in connection with and in the execution of the Contract, according to Chinese tax laws and the agreement between the government of the People’s Republic of China and the Government of Seller’s country for the reciprocal avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income shall be borne by Seller.

17.3	All taxes arising outside of China in connection with and in execution of the Contract shall be borne by Seller.

18.	Arbitration

All disputes arising from, or in connection with the execution of the Contract, shall be settled through friendly discussion between the two Parties. In case no agreement can be reached throughout, the disputes shall be submitted to Chamber of Commerce in Zurich Switzerland, for Arbitration.

Not withstanding any reference to arbitration, the two Parties shall continue to perform their respective obligations under the Contact unless the two Parties otherwise agree.

19.	Termination

19.1	Buyer may, without prejudice to any remedy by Seller for Seller’s following breach of Contract, by written notice of default sent to Seller, terminate the Contract in whole or in part, if Seller fails to deliver any or all of the Contract Equipment within 120 days after the delivery time specified in Article 6.

19.2	Buyer may at any time terminate the Contract, by giving written notice to Seller in case Seller becomes bankrupt or otherwise insolvent, and such termination does not prejudice or affect any right of action or remedy available to Buyer. The same applies vice versa to Seller.

20.	Effectiveness of the Contract and Miscellaneous

20.1	The contract becomes valid on signing by the authorized representatives of the two parties of the Contract.

20.2	The present Contract shall be valid for 3 years from the effective date of the Contract, however the Contract shall become null and void automatically when each party of the Contract has fulfilled its rights and obligations under the Contract.

20.3	At the expiration of the Contract, any unsettled credit and debt under the Contract shall not be affected by the expiration of the Contract. The debtor shall still effect his obligation of reimbursement to the creditor.

20.4	The Contract shall be made in English.

20.5	All amendments, supplements and alternations to the terms and conditions of the Contract shall be made in written form and signed by the authorized representatives of the two Parties.

20.6	Unless otherwise stipulated in the Contract, the terms and conditions of the Contract shall be interpreted in accordance with INCOTERMS (2000 Edition).

20.7	No assignment of any right or obligation under the Contract shall be made by either party to a third party without the previous consent of the other party.

20.8	The communication between the two parties shall be conducted in written form. The fax concerning the important matter shall be confirmed timely by the registered or express mail.

Buyer: Sinovel Wind Co., Ltd

Address: Culture Building, No.59, Zhongguancun Street, Haidian, Beijing, China

Post code:  100872

Fax:    (0086) 10-82500072

Tel:    (0086) 10-62515566

Authorized representative:	/s/ [Illegible]
(Signature)

Signing date: 2007.12.24

Buyer’s Agent: China National Machinery & Equipment Import & Export Corporation

Address: 12/F 178,Guangan Men Wai Street, Xuan Wu District, Beijing, China

Fax:    0086(0)10-63452264

Tel :    0086(0)10-63452250

Authorized representative:	/s/ [Illegible]
(Signature)

Signing date: 2007.12.18

Seller: Windtec™ Systemtechnik Handels GmbH

Address: Schleppeplatz 5,9020 Klagenfurt

Fax:    (0043)463-4446044

Tel:    (0043)463-444604-10

Gerald Hehenberger:	/s/ Gerald Hehenberger
(Signature)

Signing date: 2007-11-30